Exhibit 10

September 29, 2023

Brookfield Corporation
Suite 100, Brookfield Place
181 Bay Street, Box 762
Toronto, Ontario
M5J 2T3

RE:	Exercise of voting rights attached to limited partnership units of Brookfield Renewable Partners L.P. (“BEP LP Units”)

Subsidiaries of Brookfield Reinsurance Ltd. (collectively, “Brookfield Reinsurance Subsidiaries”) currently hold, and may from time to time acquire, certain BEP LP Units.

Brookfield Reinsurance Ltd. and Brookfield Corporation hereby agree that all decisions to be made by any Brookfield Reinsurance Subsidiaries with respect to the voting of any BEP LP Units held by Brookfield Reinsurance Subsidiaries, whether at a meeting of securityholders, by way of written consent or otherwise, shall be made jointly by mutual agreement of the applicable Brookfield Reinsurance Subsidiary and Brookfield Corporation. Brookfield Reinsurance Ltd. shall cause all Brookfield Reinsurance Subsidiaries to comply with the foregoing covenant.

This letter agreement and all obligations hereunder may be terminated by Brookfield Reinsurance Ltd. or Brookfield Corporation at any time upon delivery of notice in writing to the other party, including in the case of Brookfield Reinsurance Ltd., in the event any Brookfield Reinsurance Subsidiary determines that the obligations hereunder are no longer in its best interests or the interests of its policyholders.

This letter agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. This letter agreement may be amended or modified only by an instrument in writing executed by Brookfield Reinsurance Ltd. and Brookfield Corporation.

Please confirm your agreement with the foregoing by executing in the space indicated below.

BROOKFIELD REINSURANCE LTD.

By:	/s/ Anna Knapman-Scott
	Name:	Anna Knapman-Scott
	Title:	Secretary

Accepted and agreed as of the date first written above:

BROOKFIELD CORPORATION

By:	/s/ Swati Mandava
	Name:	Swati Mandava
	Title:	Managing Director, Legal and Regulatory